Exhibit 99.1

IDENTIVE GROUP ANNOUNCES FOURTH QUARTER AND FISCAL 2011

RESULTS

21% growth to over $100 million in 2011

Positive adjusted EBITDA and second consecutive quarter of positive cash flow from operations in Q4

SANTA ANA, Calif. and ISMANING, Germany, March 1, 2012 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV), a provider of products, services and solutions for the security, identification and RFID industries, today announced results for the fourth quarter (Q4) and year ended December 31, 2011.

Highlights of 2011 included:

•	21% revenue growth to $102.7 million

•	Delivery of a broad range of near field communications (NFC) infrastructure products globally, including multiple types of NFC tags, tag customization, readers, tokens and software development kits

•	Launch of idOnDemand Software as a Service (SaaS)-based credential management solution

•	Expansion of IP portfolio to address larger and emerging growth markets, including radio frequency identification (RFID) tags, smart card manufacturing and innovative credential management products

•	80% expansion in transponder manufacturing capacity

•	Significant improvement in cash performance

“2011 was a year of important accomplishments for Identive,” said Ayman S. Ashour, chairman and CEO of Identive. “Our diverse revenue base enabled us to achieve strong growth despite an estimated $3.6 million decline in sales to the U.S. Government sector, which continued to experience budget uncertainties and resulting project delays. Building on our unique expertise in both RFID and smart card technologies, we have positioned ourselves as a leading infrastructure player in the emerging NFC ecosystem. Our launch of idOnDemand as a pioneering Identity as a Service solution is gaining traction and spinning off innovative technology to enhance our product offerings. Increased investment in R&D has generated new patent pending-technology that, together with our increased transponder production capacity, will allow us to expand our addressable markets for physical access and cyber security. We also made significant improvements particularly in the last two quarters in our cash performance, which increasingly allows us to fund our growth from our own operations.”

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The following results are reported in U.S. GAAP, except as noted. Identive uses certain non-GAAP measures as a way to compare the underlying performance of our business from period to period, and a discussion of non-GAAP measures and reconciliation to the applicable GAAP measures is included below.

Full Year 2011 Results

Revenue for the full year 2011 was $102.7 million, up 21% from $84.8 million in 2010 and reflecting organic growth outside the U.S. Government market of 17%, as well as growth from acquisitions.

Revenue from Identive’s Identity Management services and solutions segment was $56.5 million in 2011, up 19% from $47.5 million in 2010 and benefitting from strong sales of credential management solutions to support consumer and citizen ID programs and growing demand in the education market and for payment applications. This growth was offset by a decline in sales of enterprise security and identity management systems to the U.S. Government due to ongoing budget uncertainty and project delays.

Revenue from the Company’s ID Product segment was $46.2 million in 2011, up 24% compared with $37.3 million in 2010, driven by a 64% increase in sales of RFID transponder inlays, tags and other products for a variety of applications including transit and event ticketing, NFC advertising and payment and secure asset tracking. Growth was also supported by sustained demand for smart card and contactless reader technology for the German electronic health card program, national ID and corporate ID programs in Europe, and increased demand from a variety of markets in Asia. Sales in the ID Products segment grew despite lower sales of readers used to provide secure access to PCs and computer networks in the U.S. Government sector.

Gross profit margin in 2011 was 42%, compared with 44% in 2010. Non-GAAP gross profit margin (excluding amortization and depreciation, overhead allocations, transition and acquisition costs and stock-based compensation) was 46% in 2011, compared with 48% in 2010. Lower sales to the U.S. Government market decreased overall gross profit margin in 2011, partially masking gross profit margin improvement in other parts of the Company’s business, particularly in the ID Products segment.

Research and development expenses in 2011 grew nearly 50% from 2010 as the Company increased its investments in core technology and new product and solutions offerings. Sales and marketing expenses as a percentage of sales remained relatively consistent year over year despite continued market development for existing and emerging opportunities. General and administrative expenses declined 4 percentage points as a percentage of sales year over year, reflecting the Company’s ongoing focus on improving efficiency and emphasizing synergies across the business.

Net loss in 2011 was $(9.5) million, or $(0.18) per share, compared with net loss in 2010 of $(9.5) million, or $(0.22) per share. Net loss in 2011 included non-cash charges of $7.7 million, of which $4.1 million was primarily due to amortization expense related to acquisitions.

On a non-GAAP basis, adjusted EBITDA (EBITDA before equity-based compensation, adjustments to earnout estimates, and acquisition, transition and integration costs) was $(0.7) million in 2011, compared with adjusted EBITDA of $1.1 million in 2010.

Net cash used in operating activities improved to $4.6 million used in 2011, compared with $9.3 million used in 2010.

Q4 2011 Results

Revenue in Q4 2011 was $27.9 million, compared with $27.8 million in Q4 2010 and up 4% from $26.8 million in the third quarter (Q3) of 2011.

Revenue from the Company’s Identity Management services and solutions segment was $14.2 million in Q4 2011 and reflected sales of credential management and payment solutions for a diverse range of consumer and citizen ID programs, offset by a more pronounced drop in sales to the U.S. Government market. Revenue from the Company’s ID Product segment was $13.7 million in Q4 2011 and reflected strong demand for readers from the Japanese telecommunications market that drove near 100% growth in sales to Japan year over year, as well as shipments of terminals for the German eHealth card program and increased sales of RFID inlays, tags and other products for contactless ticketing and other applications.

Gross profit margin was 41% in Q4 2011, compared with 43% in Q4 2010 and 44% in Q3 2011. Non-GAAP gross profit margin (excluding amortization and depreciation, overhead allocations, transition and acquisition costs and stock-based compensation) was 45% in Q4 2011, compared with 46% in Q4 2010 and 48% in Q3 2011. Gross profit margin in Q4 2011 was negatively impacted by lower sales of enterprise security systems to the U.S. Government market, while gross profit margin in the Company’s ID Products segment improved year over year.

Net loss was $(2.4) million, or $(0.04) per share in Q4 2011. This compares to net loss of $(0.8) million, or $(0.02) per share in Q4 2010 and net loss of $(3.7) million, or $(0.06) per share in Q3 2011. Net loss in Q4 2011 included non-cash charges of $2.2 million, of which $1.2 million was primarily due to amortization expense related to acquisitions. Non-GAAP adjusted EBITDA (EBITDA before stock-based compensation, adjustments to earnout estimates, and acquisition, transition and integration costs) was $0.2 million in Q4 2011, compared with $2.9 million in Q4 2010 and $(0.3) million in Q3 2011.

Cash and cash equivalents at December 31, 2011 were $17.2 million, compared with $17.7 million at September 30, 2011 as a result of ongoing payment of debt obligations offset by improvements in operating cash flow.

“We generated traction in important growth markets in Q4 as we increased sales in Japan, expanded deployments of our payment solutions and began selling our first purpose-built products for converged physical and cyber access,” added Ashour. “Even as we continued to invest in new technology, product and market development and production capacity, we also reduced G&A spending and generated $0.9 million in cash from operating activities in the quarter. We expect that typical seasonality will result in a lower revenue trend in the first quarter but are confident that our market position, robust portfolio of technology and offerings as well as our sound financial base position us to make further progress in 2012 towards our strategy to be the signature company in Secure ID.”

Conference Call and Webcast Information

Identive Group will host a conference call and webcast today at 9:00 AM Eastern Time, which can be accessed by dialing 866.831.6247 (toll free within the U.S.) or +1 617.213.8856 (for international callers) and using pass code 18753357. A webcast of the call that includes presentation slides can be accessed by visiting the investor relations section of the Company’s website at www.identive-group.com, and by clicking on “Presentations, Reports & Webcasts,” where it also will be archived for thirty days for those unable to listen to the live webcast. An audio replay of the call also will be available for one week and can be accessed by dialing 888.286.8010 (toll free within the U.S.) or +1 617.801.6888 (for international callers) and using pass code 30673076.

About Identive Group

Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV) is focused on building the world’s signature company in Secure ID. The company’s products, software, systems and services address the markets for identity management, physical and logical access control, NFC and a host of RFID-enabled applications for customers in the government, enterprise, consumer, education, healthcare and transportation sectors. Identive’s mission is to build a lasting business of scale and technology based on a combination of strong technology-driven organic growth and disciplined acquisitive expansion. For additional info visit: www.identive-group.com.

Use of Non-GAAP Financial Information

In evaluating our business, our adjusted EBITDA and non-GAAP gross profit margin differ from GAAP net income (loss) and GAAP gross profit margin due to the exclusion of certain items detailed in the reconciliation table within this press release. Our management uses each of these non-GAAP measures internally and believes that they provide investors with a meaningful way to evaluate the Company’s operating performance. However, we caution investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements we make about our expectations regarding continued demand for our products, solutions and services, our ability to capitalize on our position in markets for secure identification technologies, our ability to achieve results from increased investment in R&D, our ability to capitalize on our technology portfolio, and our expectations for future growth and profitability. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to grow our company based on a strategy of providing products, components and services for the secure identification market; to successfully develop and commercialize new products and solutions that satisfy the evolving and increasingly complex requirements of customers; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to successfully integrate acquired businesses; our ability to successfully compete in the markets in which we participate or target; and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

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All trade names are trademarks or registered trademarks of their respective holders.

Contacts:
Darby Dye	Lennart Streibel
+1 949 553-4251	+41 49 89 9595 5195
ddye@identive-group.com	lstreibel@identive-group.com

– FINANCIALS FOLLOW –

IDENTIVE GROUP, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)(A)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net revenue	$27,924	$26,752	$27,808	$102,708	$84,843
Cost of revenue	16,546	14,922	15,979	59,906	47,485

Gross profit	11,378	11,830	11,829	42,802	37,358
Operating expenses:
Research and development	2,202	2,286	1,202	7,025	4,715
Selling and marketing	6,131	6,198	5,498	23,563	20,375
General and administrative	5,228	6,372	5,609	22,440	21,809
Restructuring and other charges	—	—	—	—	337

Total operating expenses	13,561	14,856	12,309	53,028	47,236

Loss from operations	(2,183)	(3,026)	(480)	(10,226)	(9,878)
Other income	7	25	264	262	264
Interest expense, net	(244)	(242)	(211)	(1,049)	(865)
Foreign currency losses, net	—	(622)	(60)	(398)	(234)

Loss from continuing operations before income taxes and noncontrolling interest	(2,420)	(3,865)	(487)	(11,411)	(10,713)
(Provision for) benefit from income taxes	(109)	(54)	(520)	1,441	345

Loss from continuing operations	(2,529)	(3,919)	(1,007)	(9,970)	(10,368)
Loss from discontinued operations, net of income taxes	—	—	151	—	220
Consolidated net loss	(2,529)	(3,919)	(856)	(9,970)	(10,148)

Less: net loss attributable to noncontrolling interest	132	233	104	468	630
Net loss attributable to Identive Group, Inc.	(2,397)	(3,686)	(752)	(9,502)	(9,518)

Basic and diluted loss per share attributable to Identive Group, Inc.:
Loss from continuing operations	$(0.04)	$(0.06)	$(0.02)	$(0.18)	$(0.23)

Loss from discontinued operations	$0.00	$0.00	$0.00	$0.00	$0.01

Net loss	$(0.04)	$(0.06)	$(0.02)	$(0.18)	$(0.22)

Weighted average shares used to compute basic and diluted loss per share	57,574	57,579	45,120	53,748	42,722

(A)	Results for the three and twelve months ended December 31, 2011 include the operating results of acquired companies since their respective dates of acquisition. Results of other periods presented in the table above may not fully include the operating results of these business units; as a result, the amounts in the table are not comparable.

IDENTIVE GROUP, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2011	December 31, 2010
	(unaudited)	(B)
ASSETS
Current assets:
Cash and cash equivalents	$17,239	$10,799
Accounts receivable, net of allowances	13,578	15,231
Inventories	9,263	10,584
Income taxes receivable	170	126
Other current assets	2,256	2,088

Total current assets	42,506	38,828
Property and equipment, net	6,699	5,373
Goodwill	58,404	47,126
Intangible assets, net	36,001	33,865
Other assets	501	793

Total assets	$144,111	$125,985

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,941	$12,833
Mortgage loan payable to bank and bank line of credit	55	630
Debt note	829	1,040
Liability to related party	1,076	1,058
Accrued compensation and related benefits	3,527	3,694
Deferred revenue	2,085	1,244
Other accrued expenses and liabilities	5,821	8,980
Income taxes payable	428	44

Total current liabilities	25,762	29,523
Long-term earn-out liability	5,663	0
Long-term liability to related party	7,303	7,615
Long-term mortgage loan payable to bank	766	840
Deferred tax liability	6,094	6,795
Long-term debt note	423	950
Long-term income taxes payable	629	458

Total liabilities	46,640	46,181

Total equity	97,471	79,804

Total liabilities and stockholders’ equity	$144,111	$125,985

(B)	The condensed consolidated balance sheet has been derived from the audited consolidated financial statements at December 31, 2010 but does not include all the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Reconciliation of GAAP gross profit margin to non-GAAP gross profit margin
GAAP cost of revenue	$16,546	$14,922	$15,979	$59,906	$47,485
Overhead allocation	(701)	(719)	(536)	(2,362)	(1,956)
Amortization and depreciation	(664)	(640)	(497)	(2,123)	(1,746)
Transition and integration costs	62	232	—	(46)	—
Stock-based compensation	(14)	(17)	(1)	(42)	(15)

Total reconciling items included in GAAP cost of revenue	(1,317)	(1,144)	(1,034)	(4,573)	(3,717)

Non-GAAP cost of revenue	$15,229	$13,778	$14,945	$55,333	$43,768

Non-GAAP gross profit margin	45%	48%	46%	46%	48%

Reconciliation of GAAP operating expenses to overhead costs
GAAP operating expenses	$13,561	$14,856	$12,309	$53,028	$47,236
Overhead allocation	701	719	536	2,362	1,956
Amortization and depreciation	(904)	(951)	(724)	(3,458)	(2,950)
Stock-based compensation	(378)	(175)	(1,555)	(989)	(2,558)
Adjustment to earnout estimate	(260)	(446)	—	(706)	—
Acquisition costs	(143)	(89)	(134)	(720)	(1,452)
Transition and integration costs	(94)	(633)	(451)	(1,435)	(2,254)

Total reconciling items included in GAAP operating expenses	(1,078)	(1,575)	(2,328)	(4,946)	(7,258)

Overhead costs	$12,483	$13,281	$9,981	$48,082	$39,978

Reconciliation of GAAP net loss to adjusted EBITDA gain (loss)
Net loss attributable to Identive Group, Inc.	(2,397)	(3,686)	(752)	(9,502)	(9,518)
(Benefit) Provision for income taxes	109	54	520	(1,441)	(345)
Loss from discontinued operations, net of income taxes	—	—	(151)	—	(220)
Net loss attributable to noncontrolling interest	(132)	(233)	(104)	(468)	(630)
Interest expense, net	244	242	211	1,049	865
Foreign currency losses, net	—	622	60	398	234
Other income	(7)	(25)	(264)	(262)	(264)
Amortization and depreciation	1,568	1,591	1,221	5,581	4,696
Stock-based compensation	392	192	1,556	1,031	2,573
Adjustment to earnout estimate	260	446	—	706	—
Acquisition costs	143	89	134	720	1,452
Transition and integration costs	32	401	451	1,481	2,254

Total reconciling items included in GAAP net loss	2,609	3,379	3,634	8,795	10,615

Adjusted EBITDA gain (loss)	$212	$(307)	$2,882	$(707)	$1,097

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands, except per share data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31 2011	December 31, 2010
Reconciliation of GAAP net loss to non-GAAP net income (loss) before amortization
Net loss attributable to Identive Group, Inc.	$(2,397)	$(3,686)	(752)	$(9,502)	$(9,518)
Reconciling items included in GAAP net loss:
Amortization expense	1,165	1,196	948	4,097	3,637

Total reconciling items included in GAAP net loss	1,165	1,196	948	4,097	3,637

Net income (loss) attributable to Identive Group, Inc., before amortization	$(1,232)	$(2,490)	$196	$(5,405)	$(5,881)

Weighted average shares used to compute basic and diluted loss per share	57,574	57,579	45,120	53,748	42,722
Basic and diluted net loss per share attributable to Identive Group, Inc.:
Net loss per share before amortization	$(0.02)	$(0.04)	$(0.00)	$(0.10)	$(0.14)